Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of Virtus Investment Partners, Inc. of our report dated March 5, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting of Virtus Investment Partners, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, CT

April 8, 2010